Yield10 Bioscience Announces Fourth Quarter and Full Year 2020 Financial Results
Management will host a conference call today at 4:30 p.m. (ET) to review financial results and provide a corporate update
WOBURN, Mass. - March 16, 2021 - Yield10 Bioscience, Inc. (Nasdaq:YTEN), an agricultural bioscience company, today reported financial results for the three and twelve months ended December 31, 2020.
"In 2020 we continued to execute our business plan, and successfully achieved key milestones required to utilize Camelina as a platform crop to produce fuel, food and PHA bioplastic," said Oliver Peoples, Ph.D., president and chief executive officer of Yield10 Bioscience. “Among our key accomplishments in 2020 was securing the collaboration with Rothamsted Research for the exclusive option to commercialize advanced omega-3 (DHA+EPA) technology developed as a sustainable solution for the aquaculture market. This technology has high product revenue potential and fills a critical gap in our portfolio between current Camelina seed products and new products from our PHA bioplastic variety currently in development. In 2020, we also advanced E3902, a CRISPR genome-edited high oil content trait, through two cycles of scale up and demonstrated proof of concept for producing PHA bioplastic in the seed of field grown Camelina.

"Permitting for our 2021 field tests is underway for sites in the U.S. and Canada. We plan to scale up our two best PHA Camelina lines for pilot seed processing and product prototyping activities, designed for use in water treatment and bioplastics. In addition, we plan to further scale up seed production of E3902 to enable larger scale planting as early as 2022.

“Having secured an option on the omega-3 technology and achieved proof of concept for PHA production in 2020, Yield10 now controls two high value Camelina product technologies providing us with strong market differentiation. The plan going forward is to launch these products sequentially. For this reason, in 2021, we have placed increased emphasis on the development of elite Camelina winter and spring varieties incorporating key agronomic or input traits including herbicide tolerance and disease resistance. These traits will have priority resourcing going forward as they will be critical for enabling large acreage adoption of the crop. We believe that this elite germplasm will provide a robust commercial foundation for our omega- 3 and PHA bioplastic traits.

“To create option value for our performance traits, we are providing access to our novel trait discoveries through research license agreements to leading seed companies, enabling them to evaluate our traits in the major commercial crops. Our GRAIN platform continues to produce new insights into plant metabolism and identifying new targets for improving crop content and performance. We will continue to engage our research licensees and support their efforts evaluating traits identified using the GRAIN platform. In 2021, we will also support activities at Rothamsted Research directed towards the ongoing development and evaluation of omega-3 (DHA+EPA) Camelina lines. Achieving our goal of making omega-3 oils through a sustainable, land-based method could drive demand in the aquaculture feed market."

"Our rigorous financial discipline and strategic deployment of cash investment in our business in 2020, coupled with the addition of new capital in early 2021, significantly strengthens our balance sheet to drive forward and build value in our Camelina business over the next two years," said Peoples.

Recent Accomplishments
•Signed collaboration with Rothamsted Research for advanced omega-3 oil technology
•Signed research license with GDM for testing traits in soybean
•Strengthened the balance sheet to extend cash runway to achieve value building milestones
◦Raised $12.0 million in net proceeds in a public offering of common stock and received cash proceeds of $3.9 million from warrant exercises in early 2021
•Achieved proof-of-concept milestone for producing PHA in field grown Camelina plants
•Conducted two cycles of seed scale up for CRISPR E3902 Camelina (US mid-west, California)
•Defined the target trait stack for our core, elite Camelina germplasm collection
•Collected agronomic and other performance data on C3004 and C3007 events in Camelina in 2020 field tests
•Recently granted U.S. patents on C3003 and C3007 traits

COVID-19 Impact on Operations. The Company has implemented business continuity plans to address the COVID-19 pandemic and minimize disruptions to ongoing operations. To date, despite the pandemic, we have been able to move forward with the operational steps required to execute our 2021 field trials in Canada and the United States. It is possible, however, that any potential future closures of our research facilities, should they continue for an extended time period, could adversely impact our anticipated time frames for evaluating and/or reporting data from our field trials and other work we have planned to accomplish during 2021 and beyond.

FULL YEAR AND FOURTH QUARTER 2020 FINANCIAL OVERVIEW
Cash Position
Yield10 Bioscience is managed with an emphasis on cash flow and deploys its financial resources in a disciplined manner to achieve its key strategic objectives.
Cash used by operating activities during the years ended December 31, 2020 and 2019 remained consistent at $8.7 million. During 2020, Yield10 completed concurrent public and private securities offerings, raising a total of $5.3 million, net of offering costs, and received cash proceeds from warrants exercised during the year of $1.7 million. As a result, the Company ended 2020 with $9.7 million in unrestricted cash, cash equivalents and short-term investments. The Company anticipates net cash usage during 2021 in a range of approximately $10.0 - $11.0 million.
Subsequent to the Company's December 31, 2020 year-end, it raised another $12.0 million in cash from the sale of common stock, net of offering costs, and received cash proceeds of $3.9 million from further warrant exercises. The Company's present capital resources, including funds received in early 2021, are expected to fund its planned operations into the first quarter of 2023.
Operating Results
Research grant revenue for the year ended December 31, 2020 was $0.8 million, consistent with the $0.8 million recorded in the previous year. Research and development expense was $5.4 million during the year ended December 31, 2020 compared to $4.8 million recorded for the year ended December 31, 2019. General and administrative expenses were $5.0 million and $4.6 million for the years ended December 31, 2020 and 2019, respectively.
Yield10 reported a loss from operations of $9.6 million for the full year 2020 as compared to a loss from operations of $8.6 million in 2019. For the year ended December 31, 2020, the Company reported a net loss after taxes of $10.2 million, or $4.30 per share, in comparison to a net loss after taxes of $13.0 million, or $35.50 per share, during the year ended December 31, 2019. The greater after tax loss in 2019 was the result of non-cash and other charges related to the Company's securities offering completed in November 2019 and reported under other income (expense) as described below.
Total research grant revenues were $0.2 million and $0.1 million during the fourth quarters of 2020 and 2019, respectively. Research and development expense increased by $0.2 million from $1.2 million in the fourth quarter of 2019 to $1.4 million in the fourth quarter of 2020. General and administrative expenses remained consistent at $1.4 million during both the fourth quarters ended December 31, 2020 and December 31, 2019.

Yield10 reported a loss from operations of $2.6 million for the fourth quarter of 2020, compared to $2.4 million in the fourth quarter of 2019. The Company also reported a net loss after taxes of $2.6 million, or $0.79 per share, for the fourth quarter of 2020, compared to a net loss after taxes of $6.8 million, or $12.02 per share, for the fourth quarter of 2019. The reduction in net loss of $4.2 million during the quarter ended December 31, 2020 is the result of non-cash and other charges related to the Company's securities offering completed during the fourth quarter of the previous year.
Other Income (Expense)
During the year ended December 31, 2020, a non-cash charge of $1.0 million was recorded within other income (expense) related to a change in fair value of the Company's warrant liability that was initially recorded in connection with the Company's November 2019 securities offerings. During the year ended December 31, 2020, the Company also recognized $0.3 million in loan forgiveness income within other income (expense) in connection with a Paycheck Protection Act Loan issued under the Coronavirus Aid, Relief and Economic Security Act. During the year ended December 31, 2019, the loss on issuance of securities of $13.0 million, offering costs of $1.3 million, and the reported gain of $9.5 million resulting from the change in fair value of the Company's warrant liability, relate to the Company's accounting for its November 2019 securities offerings.
Conference Call Information
Yield10 Bioscience management will host a conference call today at 4:30 p.m. (ET) to discuss the fourth quarter and full year 2020 results. The Company also will provide a corporate update and answer questions from the investor community. A live webcast of the call with slides can be accessed through the Company's website at www.yield10bio.com in the investor relations events section. To participate in the call, dial toll-free 877-709-8150 or 201-689-8354 (international).
To listen to a telephonic replay of the conference call, dial toll-free 877-660-6853 or 201-612-7415 (international) and enter pass code 13717038. The replay will be available until March 30, 2021. In addition, the webcast will be archived on the Company's website in the investor relations events section.
About Yield10 Bioscience
Yield10 Bioscience, Inc. is an agricultural bioscience company that is using its differentiated trait gene discovery platform, the “Trait Factory”, to develop improved Camelina varieties for the production of proprietary seed products, and to discover high valuable genetic traits for the agriculture and food industries. Our goals are to efficiently establish a high value seed products business based on developing superior varieties of Camelina for the production of feedstock oils, nutritional oils, and PHA bioplastics, and to license our yield traits to major seed companies for commercialization in major row crops, including corn, soybean and canola. Yield10 is headquartered in Woburn, MA and has an Oilseeds Center of Excellence in Saskatoon, Canada.

For more information about the company, please visit www.yield10bio.com, or follow the Company on Twitter, Facebook and LinkedIn. (YTEN-E)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, expectations regarding Yield10’s cash position, cash forecasts and runway, expectations related to research and development activities, collaborations, intellectual property, the expected regulatory path for traits, reproducibility of data from field tests, the timing of completion of additional greenhouse and field test studies, the signing of research licenses and collaborations, and value creation as well as the overall progress of Yield10 Bioscience, Inc., constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Yield10 Bioscience’s filings with the Securities and Exchange Commission. Yield10 Bioscience assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
Contacts:
Yield10 Bioscience:
Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com
Investor Relations:
Bret Shapiro, (561) 479-8566, brets@coreir.com
Managing Director, CORE IR
Media Inquiries:
Eric Fischgrund, eric@fischtankpr.com
FischTank Marketing and PR

(FINANCIAL TABLES FOLLOW)

YIELD10 BIOSCIENCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Grant revenue	$195	$140	$799	$806
Total revenue	195	140	799	806
Expenses:
Research and development	1,422	1,202	5,361	4,848
General and administrative	1,383	1,353	5,047	4,554
Total expenses	2,805	2,555	10,408	9,402
Loss from operations	(2,610)	(2,415)	(9,609)	(8,596)
Other income (expense):
Loss on issuance of securities	—	(13,018)	—	(13,018)
Offering costs	—	(1,254)	—	(1,254)
Change in fair value of warrants	—	9,541	(957)	9,541
Loan forgiveness income	—	—	333	—
Other income (expense), net	(2)	49	83	117
Total other income (expense)	(2)	(4,682)	(541)	(4,614)
Net loss from operations before income taxes	(2,612)	(7,097)	(10,150)	(13,210)
Income tax (provision) benefit	(30)	254	(56)	254
Net loss	$(2,642)	$(6,843)	$(10,206)	$(12,956)

Basic and diluted net loss per share	$(0.79)	$(12.02)	$(4.30)	$(35.50)
Number of shares used in per share calculations:
Basic & diluted	3,333,870	569,207	2,373,265	364,967

YIELD10 BIOSCIENCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED
(In thousands, except share and per share amounts)

	December 31, 2020	December 31, 2019
Assets
Current Assets:
Cash and cash equivalents	$3,423	$5,417
Short-term investments	6,279	5,700
Accounts receivable	86	72
Unbilled receivables	27	20
Prepaid expenses and other current assets	527	475
Total current assets	10,342	11,684
Restricted cash	264	332
Property and equipment, net	921	1,243
Right-of-use assets	2,712	3,141
Other assets	283	318
Total assets	$14,522	$16,718

Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts payable	$60	$279
Accrued expenses	1,297	1,326
Lease liabilities	457	602
Total current liabilities	1,814	2,207
Lease liabilities, net of current portion	3,163	3,619
Warrant liability	—	14,977
Other liabilities	13	—
Total liabilities	4,990	20,803
Commitments and contingencies
Series B Convertible Preferred Stock ($0.01 par value per share); 0 and 5,750 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively (Note 9)	—	—
Stockholders' Equity (Deficit):
Series A Convertible Preferred Stock ($0.01 par value per share); 0 and 796 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	—	—
Common stock ($0.01 par value per share); 60,000,000 shares authorized at December 31, 2020 and 2019; and 3,334,048 and 933,423 shares issued and outstanding at December 31, 2020 and 2019, respectively	33	9
Additional paid-in capital	384,758	360,926
Accumulated other comprehensive loss	(159)	(126)
Accumulated deficit	(375,100)	(364,894)
Total stockholders' equity (deficit)	9,532	(4,085)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$14,522	$16,718

YIELD10 BIOSCIENCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED
(In thousands)

	Years Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(10,206)	$(12,956)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	182	203
Loss on issuance of securities	—	13,018
Change in fair value of warrants	957	(9,541)
Loan forgiveness income	(333)	—
Loss on disposal of fixed assets	206	—
Expense for 401(k) company common stock match	109	98
Stock-based compensation	739	656
Noncash lease expense	429	1,625
Deferred tax asset	56	(254)
Changes in operating assets and liabilities:
Accounts receivable	(14)	22
Unbilled receivables	(7)	46
Prepaid expenses and other assets	(69)	9
Accounts payable	(219)	162
Accrued expenses	99	502
Other liabilities	13	—
Lease liabilities	(601)	(2,244)
Net cash used in operating activities	(8,659)	(8,654)

Cash flows from investing activities
Purchase of property and equipment	(76)	(61)
Proceeds from sale of property and equipment	10	—
Purchase of investments	(9,279)	(5,704)
Proceeds from sale and maturity of short-term investments	8,700	2,750
Net cash used by investing activities	(645)	(3,015)

Cash flows from financing activities
Proceeds from warrants exercised	1,658	—
Proceeds from PPP loan	333	—
Proceeds from securities offerings, net of issuance costs	5,305	14,083
Taxes paid on employees' behalf related to vesting of stock awards	(17)	(4)
Net cash provided by financing activities	7,279	14,079

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(37)	(16)
Net (decrease) increase in cash, cash equivalents and restricted cash	(2,062)	2,394
Cash, cash equivalents and restricted cash at beginning of period	5,749	3,355
Cash, cash equivalents and restricted cash at end of period	$3,687	$5,749

Supplemental Cash Flow Disclosure:
Interest paid	$8	$7